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                                                                       Exhibit 2

                                    Agreement

      This agreement between First Commonwealth, Inc. ("FC") and The Guardian Life Insurance Company of America ("Company") is dated as of March 24, 1999. FC is primarily engaged in the dental benefits business (the "Business"). FC has engaged William Blair and Company ("Blair") to assist it in evaluating possible business combinations or other transactions relating to the Business (a "Transaction") involving all or part of FC.

      In order to evaluate a possible Transaction, FC may disclose to the Company, and the Company may disclose to FC, certain information about their respective properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and any such party receiving such information being a "Receiving Party"). All such information furnished by a Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this agreement as "Proprietary Information".

      Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by a Receiving Party or its Representatives, (b) was available to a Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives or ( c) becomes available to a Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not or should reasonably not be known by Receiving Party to be bound by a confidentiality agreement with the Disclosing Party or any of its Representatives and is otherwise not or should reasonably not be known to be under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to a Receiving Party. As used in this agreement, the term "Representative" means, as to any person, such person's directors, officers, employees, advisors (including, without limitation, financial advisors, counsel and accountants) and affiliates. As used in this agreement, (i) the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual, and (ii) the term "affiliate" with respect to a person (the "original person") is any person that, directly or indirectly, controls the original person, is controlled by the original person or is under common control with the original person.

      Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, each Receiving Party agrees (a) except as required by law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any person other than its Representatives who are actively and directly participating in the evaluation of a Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating a Transaction and to cause those persons to observe the terms of this agreement, (b) not to use Proprietary Information for any purpose other than in connection with its evaluation of a Transaction or the consummation of a Transaction and (c) except as required by law or pursuant to a listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., not to disclose to any person (other than those of its Representatives who are actively and directly participating in the evaluation of a Transaction or who otherwise need to know for the purpose of evaluating a Transaction and, in the case of its Representatives, whom it will cause to observe the terms of this agreement) the fact that the Proprietary Information exists or has been made available, the fact that a Receiving Party is considering a Transaction or any other transaction involving the Disclosing Party, or that discussions or negotiations are taking or have taken place concerning a Transaction or involving the Disclosing Party or any term, condition or other fact relating to a Transaction or such discussions or negotiations, including, without limitation, the status thereof. Each Receiving Party will be responsible for any breach of the terms of this agreement by such Receiving Party or any of its Representatives.

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      In the event that a Receiving Party is requested pursuant to, or required by, applicable law, regulation or stock exchange rule or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party or a Transaction, such Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with a Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this agreement. In the event that no such protective order or remedy is obtained, or that the Disclosing Party waives compliance with the terms of this agreement, a Receiving Party will furnish only that portion of any Proprietary Information which a Receiving Party is advised by counsel is legally required and will request that confidential treatment will be accorded any Proprietary Information.

      Each party hereto is aware, and will so advise its respective Representatives who are informed of the matters that are the subject of this agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

      Each Receiving Party acknowledges that neither the Disclosing Party nor any of its Representatives make any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and each Receiving Party agrees that none of such persons shall have any liability to such Receiving Party or any of its Representatives relating to or arising from the use of any Proprietary Information by such Receiving Party or its Representatives or for any errors therein or omissions therefrom. Each Receiving Party also agrees that it is not entitled to rely on the accuracy or completeness of any Proprietary Information and that it shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to it in any final agreement relating to a Transaction, subject to the terms and conditions of such agreement.

      Company agrees that, without the prior written consent of FC, it will not knowingly for a period of one year from the date hereof directly or indirectly solicit for employment or consulting or independent contracting relationship, or enter into an employment, consulting or independent contractor relationship with any person who is now employed by FC or is an employee of FC at any time during such one year period. FC agrees that, without the prior written consent of the Company, it will not knowingly for a period of one year from the date hereof directly or indirectly solicit for employment or consulting or independent contracting relationship, or enter into an employment, consulting or independent contractor relationship with any person who is now employed by the Company or is an employee of the Company at any time during such one year period. FC and the Company agree that any employee or representative who is aware of the possible transaction shall be deemed to act "knowingly" for purposes of this paragraph.

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      Unless specifically requested in writing in advance by FC, Company will not at any time during the eighteen month period following the date hereof (and Company will not at any time during such period assist or encourage others to):

1. acquire or agree, offer, seek or propose to acquire (or directly or indirectly request permission to do so), directly or indirectly, alone or in concert with any other Person, by purchase or otherwise, any ownership, including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of any of the assets, businesses or securities of FC, or any rights or options to acquire such ownership (including from any third party);

2. solicit proxies (as such terms are defined in Rule 14a-1 under the Exchange Act), whether or not such solicitation is exempt under Rule 14a-2 under the Exchange Act, with respect to any matter from holders of any shares of common stock of FC ("Stock") or any securities convertible into or exchangeable for or exercisable (whether currently or upon the occurrence of any contingency) for the purchase of Stock (the Stock and such other securities being hereinafter collectively called the "Voting Securities"), or make any communication exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the Exchange Act;

3. initiate, or induce or attempt to induce any other Person, entity or group (as defined in Section 13(d)(3) of the Exchange Act) to initiate, any stockholder proposal or tender offer for any securities of FC, any change of control of FC or the convening of a stockholders' meeting of FC;

4. otherwise seek or propose (or request permission to propose) to influence or control the management or policies of FC;

5. enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any matter described in the foregoing subparagraphs 1 through 4;

6. request FC (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this agreement;

7. take any action inconsistent with any of the foregoing subparagraphs 1 through 6; or

8. take any action with respect to any of the matters described in subparagraphs 1 through 7 that requires public disclosure.

      Company agrees that FC may enforce any of the provisions of this agreement. In the event that any person receiving Proprietary Information for the purpose of evaluating a possible business combination with FC receives terms in 1 through 8 of the preceding paragraph which are materially more favorable than the terms set forth above, then such more favorable terms shall be applicable to the Company and FC shall promptly advise Company of such more favorable terms.

      If a party hereto determines that it does not wish to proceed with a Transaction, it will promptly advise the other parties of that decision. In such case, or if a Transaction is not consummated by the parties, each Receiving Party will, upon request from the Disclosing Party, promptly return to the respective Disclosing Party all copies of Proprietary Information in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions in whole or in part of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or

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other material whatsoever prepared by it or any of its Representatives based on the Proprietary Information will be destroyed and such destruction will be certified in writing to the other party by an authorized officer supervising such destruction. Any oral Proprietary Information will continue to be subject to the terms of this agreement.

      Without prejudice to the rights and remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of specific performance, injunction or otherwise if the other party or any of its Representatives breach or threaten to breach any of the provisions of this agreement.

      It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

      This agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts executed in and to be performed in that state.

      This agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

      This agreement contains the entire agreement among the parties concerning the matters covered hereby, and no modification of this agreement or waiver of the terms and conditions hereof shall be binding upon a party hereto unless approved in writing by such parties.

The Guardian Life
Insurance Company of America

By:    /s/ Sanford Herman
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Name:  Sanford Herman, FSA, MAAA
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Title: Vice President, Group Pricing & Standards
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First Commonwealth, Inc.

By:    /s/ Christopher C. Multhauf
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Name:  Christopher C. Multhauf
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Title: Chairman
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